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                                                                    EXHIBIT 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement of C-TEC Corporation on Form S-4 (registration no. 33-61597) of our report dated March 10, 1995, on our audits of the consolidated financial statements and financial statement schedules of C-TEC Corporation and subsidiaries as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992. We also consent to the reference to our Firm under the caption "Experts."



                                              COOPERS & LYBRAND L.L.P


                                              2400 Eleven Penn Center
                                              Philadelphia, Pennsylvania
                                              September 7, 1995